Exhibit 10.2

AMENDMENT NO. 2 TO

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDMENT NO. 2 TO CHANGE IN CONTROL SEVERANCE AGREEMENT (“Amendment”) is made as of the 22nd day of May, 2019, by and between _________ (“Executive”) and MID PENN BANCORP, INC. (the “Company”).

WITNESSETH

WHEREAS, the Company and the Executive entered into a Change in Control Severance Agreement dated November 1, 2016, which was amended on August 31, 2018 (as the same may be amended from time to time, the “Agreement”); and

WHEREAS, the Company and the Executive desire to further amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Section 2.1(a) of the Agreement is hereby amended to increase the amount of the lump sum cash payment from 2.0 times to 2.5 times your highest annual base salary in effect during the 12 months preceding the date of your termination of employment.

2.       In all other respects, the Agreement shall remain in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed this Amendment as of the date, month and year first above written.

ATTEST:	MID PENN BANCORP, INC.

By:

WITNESS:	EXECUTIVE